UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 1998


                           ELANTEC SEMICONDUCTOR, INC.
             (Exact Name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


       0-26690                                           77-0408929
--------------------------------------------------------------------------------
Commission File No.                         (I.R.S. Employer Identification No.)


              675 Trade Zone Boulevard, Milpitas, California 95035
              ----------------------------------------------------
          (Address, including zip code, of principal executive offices)


                                 (408) 945-1323
                                 --------------
              (Registrant's telephone number, including area code)

Item 4. Changes in Registrant's Certifying Accountant.

On May 29, 1998, the Board of Directors of the Company approved the dismissal of the Company's independent accountants, Ernst & Young LLP, and the appointment of Deloitte & Touche LLP ("Deloitte & Touche") for the fiscal year ended 1998. The report of Ernst & Young LLP for the fiscal years ended 1996 and 1997 contained no adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles. During the fiscal years ended 1996 and 1997, and the interim period from October 1, 1997 through May 29, 1998, there were no disagreements between the Company and Ernst & Young LLP on any accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young LLP would have caused it to make reference to the subject matter of the disagreement in connection with its report. No "reportable events" as described in paragraph (a) (1) (v) of Item 304 of Regulation S-K have occurred within the Company's fiscal years ending 1996 and 1997, or the period from October 1, 1997 through May 29, 1998.

The Company has provided Ernst & Young LLP with a copy of the disclosures contained herein and has filed as an exhibit hereto the response of Ernst & Young LLP to the disclosures set forth herein.

The Company did not consult with Deloitte & Touche during the fiscal years ended 1996 and 1997, and the interim period from October 1, 1997 through May 29, 1998, on any matter which was the subject of any disagreement or any reportable event or on the application of accounting principles to a specified transaction, either completed or proposed.

Item 7. Financial Statements and Exhibits.

Exhibit 16:  Letter Re: Change in Certifying Accountant.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELANTEC SEMICONDUCTOR, INC.
(Registrant)



Date: June 5, 1998          By: /s/ Ephraim Kwok
                                ----------------
                            Ephraim Kwok
                            Chief Financial Officer (duly authorized officer and
                            principal financial officer)